UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2019 (February 25, 2019)
Date of Report (Date of earliest event reported)

Exact name of registrant as specified in its charter;
State or other jurisdiction of incorporation or organization
Commission	Address of principal executive offices	IRS Employer
File Number	Registrant’s telephone number, including area code	Identification No.

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On March 1, 2019, PacifiCorp completed the sale of $400 million in aggregate principal amount of 3.500% First Mortgage Bonds due June 15, 2029 and $600 million in aggregate principal amount of 4.150% First Mortgage Bonds due February 15, 2050 (together, the "bonds").

The Thirtieth Supplemental Indenture to the Mortgage and Deed of Trust between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, which relates to the issuance of the bonds and is dated as of March 1, 2019, is attached as an exhibit under Item 9.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 25, 2019.
4.1	Thirtieth Supplemental Indenture, dated as of March 1, 2019, to PacifiCorp's Mortgage and Deed of Trust dated as of January 9, 1989.
5.1	Opinion of Perkins Coie LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP
(Registrant)

Date: March 1, 2019	/s/ Nikki L. Kobliha
Nikki L. Kobliha
Vice President, Chief Financial Officer and Treasurer

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